EXHIBIT 10.12

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

     This Fourth Amendment (the "Fourth Amendment") to that certain employment agreement (the "Agreement") dated May 3, 2005 by and between Westside Energy Corporation (the "Company") and Sean J. Austin ("Austin") is made and entered into effective as of the 7th day of December, 2007 by and between the Company and Austin. All capitalized, undefined terms used herein shall have the respective meanings given to such terms in the Agreement.

     RECITALS

     WHEREAS,  the  Agreement  was  entered  on  or  about  May  3,  2005;  and

     WHEREAS, the Agreement was first amended effective January 1, 2006 by an instrument entitled "FIRST AMENDMENT TO EMPLOYMENT AGREEMENT;" and

     WHEREAS, the Agreement was amended a second time effective September 1, 2006 by an instrument entitled "SECOND AMENDMENT TO EMPLOYMENT AGREEMENT;" and

     WHEREAS, the Agreement was amended a third time effective January 1, 2007 by an instrument entitled "THIRD AMENDMENT TO EMPLOYMENT AGREEMENT" (for purposes of the remainder of this Fourth Amendment, the term "Agreement" shall mean the Agreement as heretofore amended by said First, Second and Third Amendments); and

     WHEREAS, the Company and Austin desire to amend further the Agreement upon the terms, provisions and conditions set forth hereinafter;

     AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Company and Austin to amend the Agreement, the Company and Austin agree as follows:

1. AMENDMENT TO THE AGREEMENT. The Agreement is hereby amended so that, with respect to the paragraph (b) of the section captioned "Stock Bonuses" added by  the  First  Amendment  to  Employment  Agreement:

     (a) the aggregate number of shares of Common Stock that may be issued pursuant to such Section as bonuses is increased from up to 120,000 shares to up to 175,000, with a corresponding increase in the six tranches from 20,000 shares each to 29,166 2/3 shares each; and

     (b) the time by which the Company's stock price must have achieved certain levels for the share bonuses to be earned is extended from December 31, 2007 to January 1, 2009; and

     (c) any shares of Common Stock issued pursuant to the section captioned "Stock Bonuses" as bonuses shall be issued pursuant to the Company's 2007 Equity Incentive Plan.

     2. MISCELLANEOUS. Except as otherwise expressly provided herein, the Agreement is not amended, modified or affected by this Fourth Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Fourth Amendment becomes effective, the terms, "Agreement," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Agreement shall, except where the context otherwise requires, refer to the Agreement, as amended by this Fourth Amendment. This Fourth
Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Fourth Amendment to the Agreement is adopted as of the second date written above.

"COMPANY"                              "AUSTIN"

WESTSIDE  ENERGY  CORPORATION          /s/ Sean J. Austin
By:/s/ Douglas G. Manner               Sean J. Austin
Name: Douglas  G.  Manner
Title: Chief  Executive  Officer